SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

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                            FORM 8-K

    [ X ] CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934
              FOR THE PERIOD ENDED JUNE 30, 1997

         Date of Report (Date of earliest event reported) October 14, 1997

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                  Commission file number 0-18160

                          4HEALTH, INC.
          (Exact name of registrant as specified in its charter)

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              Utah                       87-0468225
     (State of incorporation)   (I.R.S. Employer Identification No.)

                     5485 Conestoga Court
                    Boulder, Colorado  80301
              (Address of principal executive offices)

           Registrant's telephone number:  (303) 546-6306

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                        Not Applicable
    (Former Name or Former Address, if changes since last report)










Item 5.  Other Events

The Registrant's press release dated October 14, 1997, regarding its signing of a letter of intent to merge.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1932, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/  Scott W. Lusk
    Scott W. Lusk
    Controller

Date: October 21, 1997





























4HEALTH, INC. ANNOUNCES PROPOSED MERGER

BOULDER, Colorado -- 4Health, Inc. (NASDAQ:HHHH) announced today that the Company has executed a letter of intent to enter into a merger transaction with Irwin Naturals, Inc. ("INI"), a privately held California corporation engaged in the nutritional supplement business. INI maintains profitable distribution both domestically and internationally. INI markets its products through stores such as GNC, Wal-Mart and several thousand health food stores. Included in INI's brand line up are market leaders such as Dr. Linus Pauling Vitamins, Diet System 6 and the Irwin Naturals line of products.

The merger, which is intended to qualify as a tax free transaction and which will be accounted for using the "pooling of interests" method of accounting, will result in INI becoming a wholly owned subsidiary of 4Health in consideration of the issuance of 15,750,000 restricted shares of 4Health common stock. After the merger, the surviving company's name will be changed to Irwin Naturals-4Health. The transaction is conditioned upon the execution of a definitive merger agreement which will contain customary representations and warranties and conditions to closing which the parties currently anticipate will take place in mid December.

 "When we announce the details of the merger, the strength of these combined companies will be immediately apparent. I believe this merger will be very beneficial to 4Health shareholders," stated 4Health, Inc. President and Chairman of the Board R. Lindsey Duncan.

4Health, Inc. is a leading formulator and supplier of herbal and nutritional supplements. The Company offers three brand lines under which its formulations are sold: Nature's Secret, available in health food stores nationwide; Harmony Formulas, sold through healthcare practitioners; and 4Health, marketed to the food, drug and mass retail channel.

Disclosure Regarding Forward-Looking Information
This press release contains "forward looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts included in this press release, including, without limitation, those regarding the Company's financial position, business strategy, budgets, projected financial results, and plans and objectives of management for future operations, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.
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